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                                                                    Exhibit 21.1


The following is a list of the Company's subsidiaries except for unnamed subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

         Subsidiary Name                                      State of Incorporation
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
 . American Landfill Management, Inc                                    Ohio
 . American Waste Management Services, Inc.                             Ohio
 . Antech Ltd.                                                          Pennsylvania
 . Avalon Lakes Golf, Inc.                                              Ohio
         . Avalon Travel, Inc.                                         Ohio
         . TBG, Inc.                                                   Ohio
 . AWS Remediation, Inc.                                                Pennsylvania
 . DartAmericA, Inc.                                                    Ohio
         . Dart Trucking Company, Inc.                                 Ohio
                  - Dart Realty, Inc.                                  Ohio
                  - Dart Services, Inc.                                Ohio
         . TRB National Systems, Inc.                                  Ohio
 . Earth Sciences Consultants, Inc.                                     Pennsylvania


Parent/subsidiary relationships are indicated by indentations. In each case, 100% of the voting securities of each of the subsidiaries is owned by the indicated parent of such subsidiary.